SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                January 14, 2005

                      INTREPID TECHNOLOGY & RESOURCES, INC.
               (Exact Name of Registrant as Specified in Charter)


            IDAHO                 00-27845                  84-1304106
(State or other jurisdiction    (Commission               (IRS Employer
    of incorporation)           File Number)              Identification No.)


501 WEST BROADWAY, SUITE 200, IDAHO FALLS, IDAHO              83402
   (Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code:    (208) 529-5337

ITEM 5.02 (D).  APPOINTMENT OF NEW DIRECTOR.

Intrepid Technology & Resources, Inc., Board of Directors has appointed Mr. Steven Whitesides, a prominent Idaho Dairyman, to fill a vacant position on the Board effective January 14, 2005. Mr. Whitesides is co-owner of the 4000-head Whitesides Dairy in south-central Idaho and has 27 years of experience in the dairy industry. He is well known and highly respected among his peers as a very successful and progressive dairyman and is an active participant in several dairy industry organizations, as well as a member of the Minidoka County Planning and Zoning Commission. Mr. Whitesides brings to the board critical understanding of large-scale dairy operations and agribusiness in general, both of which will be exceptionally valuable as the Company moves forward with its current biofuels business plan and focus on construction and operation of biogas production facilities on large dairies and feedlots.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 14, 2005          INTREPID TECHNOLOGY &
RESOURCES, INC.


                                  By:    /s/ Dr. Dennis D. Keiser
                                         ------------------------------------
                                  Name:  Dr. Dennis D. Keiser
                                  Title: President, Chief Executive Officer and
                                         Director